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                                                                   EXHIBIT 10(a)

                         BATTLE MOUNTAIN GOLD COMPANY
                    1988 DEFERRED INCOME STOCK OPTION PLAN

                       (As Amended Through May 18, 1995)

                                    PART 1

                      PLAN ADMINISTRATION AND ELIGIBILITY
                      -----------------------------------

          I. Purpose. The purpose of this 1988 Deferred Income Stock Option Plan (the "Plan") of Battle Mountain Gold Company (the "Company") is to encourage ownership in the Company by officers and non-employee directors of the Company whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue as an officer or director of the Company.

          II. Administration. A Committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of three or more directors appointed by the Board, shall supervise and administer the Plan. Unless and until the Board designates otherwise, the Committee hereunder shall be the Compensation and Stock Option Committee of the Board. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section VI. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

          III. Participation in the Plan. Directors and officers of the Company shall be eligible to participate in the Plan; provided, however, that eligibility for participation may be further restricted by the Committee to the extent the Committee determines necessary in order to assure compliance with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") (but the Committee shall not be required to administer the Plan in compliance with Rule 16b-3, in which case participants shall be advised that the exemption afforded by Rule 16b-3 may not be available). Directors who serve as administrators of other stock plans of the Company complying with Rule 16b-3 under the Exchange Act (or who are proposed to serve as such administrators within one year) may not participate in the Plan unless the Committee receives assurance satisfactory to it that their participation in the Plan will not jeopardize the availability of the Rule 16b-3 exemption as to such other plans. The term "officer" shall mean the Chairman of the Board, the President, each Vice President (whether or not designated by a word or words added before or after the title "vice president"), the Secretary, the Treasurer, the Controller and the Assistant Secretary of the Company.

          IV. Stock Subject to the Plan. The maximum number of shares which may be optioned under the Plan shall be two million (2,000,000) shares of the Common Stock of the Company, $9.10 par value ("Stock"). The limitation on the number of shares which may be optioned under the Plan shall be subject to adjustment as provided in Section XI of the Plan. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant

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pursuant to the Plan. Upon the exercise of an option, the Company may issue new shares or reissue shares previously repurchased by or on behalf of the company.

                                     PART 2

                               OPTIONS AND TERMS

          V. Non-Qualified Stock Options. All options granted under the Plan shall be non-qualified options not entitled to special tax treatment under
Section 422A of the Internal Revenue Code of 1986, as amended.

          VI. Terms, Conditions and Form of Options. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve and containing such terms as the Committee, in its sole discretion, may prescribe (subject to the applicable provisions of this Plan). Further, such agreements shall comply with and be subject to the following terms and conditions:

          A. Plan Year. The Plan Year shall be the calendar year beginning January 1 and ending December 31 ("Plan Year").

          B. Election Date. Any eligible director or officer ("Optionee") may file with the Secretary of the company, not more than once each Plan Year, on either (i) such date on or after September 1, 1988 and prior to December 31, 1988, as designated by the Committee in its discretion as the initial Election Date, (ii) the twelfth business day following the release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 relating to the Company's annual results for the preceding year, (iii) the twelfth business day following the release of the Company's results for the first quarter of the year or (iv) the twelfth business day following the release of the Company's results for the second quarter of the year (the applicable date hereinafter referred to as the "Election Date"), an irrevocable election to receive a stock option in lieu of (i) in the case of a director who is not a regularly employed officer of the Company, an amount or percentage specified by such director, up to 100% of his annual director fees and per diem fees for attending Board of committee meetings to be earned in such Plan Year or (ii) in the case of an officer, an amount or percentage specified by such officer, up to 50% of his salary to be earned in such Plan Year and 50% of his bonus to be paid in such Plan Year; provided, however, that the amount of compensation so deferred in any Plan Year shall not in any event exceed the compensation attributable to services to be rendered by the Optionee during the balance of the plan Year following the Election Date. If at any time prior to the time options become exercisable as provided in Subsection G below, the number of shares issuable thereunder in accordance with the elections of the Optionees would exceed the number of shares remaining available under the Plan, the foregoing maximum percentages applicable to non-employee directors and officers, respectively, shall each be reduced to the extent required to eliminate such excess.

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          C. Grant of Options.  Options shall be granted automatically on each
     Election Date to each Optionee who filed an election with the Secretary on such Election Date.

          D. Option Formula. The number of shares subject to the option granted to any eligible Optionee on any Election Date shall be equal to the nearest number of whole shares determined in accordance with the following formula:

                            Deferred Amount     =  Number of
                        -----------------------
                        (Fair Market Value less     Shares
                        Elected Exercise Price)

     "Deferred Amount" shall mean the stated dollar amount, or the dollar amount computed by application of the stated percentage, as elected under Subsection B above by a director or officer which will be received in the relevant Plan Year commencing on the Election Date. "Fair Market Value" shall mean the average of the quoted closing sales prices per shares of Stock as reported on the Composite Tape of the New York Stock Exchange for the five consecutive trading days preceding the Election Date. "Elected Exercise Price" shall mean the exercise price per share of Stock irrevocably elected by the Optionee at the Election Date and set forth on his individual option agreement entered into as of the Election Date, which shall not exceed the Fair Market Value minus $1.00 nor be less than $1.00. The per share option price of each share of Stock subject to the option shall be the Elected Exercise Price. No Optionee shall be granted any option if, after giving effect thereto, the number of shares issuable under such option and issued or issuable under all other options granted to such Optionee under the Plan shall exceed 1 1/2% of the number of shares of Stock outstanding on the Election Date. If such limitation would otherwise be exceeded, the number of shares issuable under any such option shall be reduced to the extent necessary to eliminate such excess.

          E. Termination Prior to Exercisability. In the event of the termination of services of an Optionee prior to the date on which an option granted to him becomes exercisable as provided in Subsection G below, whether by quit, discharge, retirement, disability or death, such option shall become exercisable on the date determined in accordance with Subsection G, but only with respect to a number of shares determined by reference to the compensation earned and bonus received prior to such termination.

          F. Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the Optionee otherwise than by

          G. Period of Option.

               (1) Period of Option for Officer Optionees. All options shall become immediately exercisable in full on January 1 in the year following the Election Date. No option granted in respect of service as an officer shall be exercisable after the first to occur of (i) the expiration of ten years from the

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          date upon which such option was granted; (ii) in the case of termination of service of the Optionee for reasons other than death, total and permanent disability, or retirement pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary, the expiration of six months after the later of (a) the date of such termination or (b) the date on which such option first became exercisable, provided, however, that if the death of the Optionee occurs within six months of such termination of service, clause (iii) shall be applicable; or (iii) in the case of termination of service of the Optionee by reason of death or total and permanent disability (or in case of death of the Optionee in the circumstances described in clause (ii)), the expiration of one year after the later of (a) the date of such termination or (b) the date on which such option first became exercisable.

               (2) Period of Option for Director Optionees. All options shall become immediately exercisable in full on January 1 in the year following the Election Date. No option granted in respect of service as a director who is not a regularly employed officer of the Company shall be exercisable after the first to occur of (i) the expiration of ten years from the date upon which such option was granted; (ii) in the case of resignation of the Optionee from the Board of Directors (other than by reason of death or total and permanent disability), the expiration of three years after the later of (a) the date of such resignation or (b) the date on which such option first became exercisable; or (iii) in the case of termination of service as a director by the Optionee by reason of death or total and permanent disability, the expiration of one year after the later of (a) the date of such termination or (b) the date on which such option first became exercisable.

          H. Exercise of Options. Options may be exercised only by written notice sent to the Secretary of the Company at its principal executive office at 333 Clay Street, 42nd Floor, Houston, Texas 77002 accompanied by payment in cash, or at the option of the Optionee, in Stock theretofore owned by the Optionee (or in a combination of cash and such Stock), of the full consideration for the shares as to which the Options are exercised.

          I. Loans. In order to assist an Optionee who is an officer of the Company in the acquisition of shares to Stock pursuant to the exercise of an option granted hereunder, the Committee may authorize, at either the time of the grant or the time of the acquisition of Stock pursuant to the exercise of such option, the extension of a loan to such Optionee by the Company. The terms of any loan, including the interest rate, if any, and terms of repayment, will be subject to the discretion of the Committee; provided, however, that the term of any such loan shall not exceed five (5) years. Loans may be granted without security, the maximum credit available being the purchase price of the Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition.

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          J. Exercise by Representative Following Death of Optionee.  An
     Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option granted hereunder. If the person or persons so designated with to exercise any portion of the option, they must do so within the term of the option as provided in Subsection G. Any exercise by a representative shall be subject to the provisions of the Plan.

          VII. Modification, Extension and Renewal of Options. The Committee shall have the power to modify outstanding options, provided that any such action must be consistent with the provisions of the Plan (including the terms and conditions set out in Section VI) and may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the Optionee.

                                     PART 3

                               GENERAL PROVISIONS

          VIII. Assignments. The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section VI(J).

          IX. Time for Granting Options. All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the adoption of this Plan by the shareholders of the Company.

          X.   Limitation of Rights.

          A. No Right to Continue as a Director of Officer. Neither the Plan, not the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director or officer for any period of time, or at any particular rate of compensation.

          B. No Stockholders' Rights for Options. An Optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          XI. Change in Present Stock. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Committee in the number (including the aggregate numbers specified in Section
IV) and kind of shares which are or may become subject to options granted or to be granted hereunder and in the purchase price per share of outstanding options.

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          XII. Effective Date of the Plan.  The Plan shall take effect on the initial Election Date selected by the Committee as provided in Section VI(B).

          XIII. Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval by the affirmative vote of the holders of a majority of the Company's shareholders present, or represented, and entitled to vote at a meeting, no revision or amendment shall increase the number of shares subject to the Plan (except as provided in Section XI), materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits accruing to participants under the Plan.

          XIV. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the company and shall become effective when it is received.

          XV. Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada and construed accordingly.


                              BATTLE MOUNTAIN GOLD COMPANY

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